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                                                                     Exhibit 3.6

                                                                         4/24/97

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                           THE DURIRON COMPANY, INC.

               Under Section 805 of the Business Corporation Law


         Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, Bruce E. Hines and Ronald F. Shuff, being respectively the Senior Vice President and Secretary of The Duriron Company, Inc., a New York corporation (the "Corporation") hereby certify:

         FIRST: The name of the Corporation is The Duriron Company, Inc. The name under which the corporation was formed was: Duriron Castings Company.

         SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on May 1, 1912.

         THIRD: The amendment to the Certificate of Incorporation effected by this Certificate is as follows:

         ARTICLE FIRST is hereby amended and restated in its entirety to read as follows:

             "FIRST: The name of the Corporation is: Durco International Inc.

         FOURTH: The foregoing amendment to the Certificate of Incorporation was authorized by the unanimous vote of the directors present at a meeting of the Board of Directors duly held and convened on February 17, 1997, and such amendment was thereafter approved by an affirmative vote of a majority of all the outstanding shares of the Common Stock of the Corporation at the Annual Meeting of Shareholders of the Corporation held on April 24, 1997.

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         IN WITNESS WHEREOF, we hereunto sign our respective names and affirm that the statements made herein are true under penalties of perjury, this 24th day of April, 1997.





                                        ---------------------------------
                                        Bruce E. Hines
                                        Senior Vice President



                                        ---------------------------------
                                        Ronald F. Shuff
                                        Secretary

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                            CERTIFICATE OF SECRETARY


         The undersigned, being the duly elected Secretary of The Duriron Company, Inc., a New York Corporation (the "Company"), hereby certifies that the Board of Directors of the Company adopted the following resolution upon motion duly made, seconded and vote taken at a regularly scheduled meeting held on February 17, 1997, and that such resolution remains in full force and effect:

                  RESOLVED, That Article First of the Certificate of
             Incorporation of the Company be amended to read as follows:

                           FIRST: The name of the Corporation is Durco
                  International Inc. The name under which the Corporation was formed is: Duriron Castings Company. The name of the Corporation prior to this amendment was: THE DURIRON COMPANY, INC.

                  FURTHER RESOLVED, that such amendment be subject to approval by the shareholders of the Company and other applicable requirements of the Business Corporation Law of the State of New York, with the officers of the Company being authorized and instructed to take such action as they, or any one of them, deem necessary of desirable, in their discretion, to implement such amendment.



                                                 ------------------------------
                                                 Ronald F. Shuff
                                                 Secretary
                                                 April 23, 1997